Exhibit (xi)(1)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 33 to Registration Statement No. 2-80896 on Form N-1A of The Prudential Series Fund, Inc. of; (1) our report dated February 15, 1996, relating to the financial statements of Pruco Life PRUvider Variable Appreciable Account of Pruco Life Insurance Company, and of our report dated December 19, 1996 relating to the consolidated financial statements of Pruco Life Insurance Company and subsidiaries appearing in the Prospectus of Pruco Life PRUvider Variable Appreciable Account, which is part of this Registration Statement; (2) our report dated February 15, 1996, relating to the financial statements of the PRUvider Variable Appreciable Life Subaccounts of Pruco Life Insurance Company of New Jersey Variable Appreciable Account, and of our report dated December 19, 1996 relating to the financial statements of Pruco Life Insurance Company of New Jersey appearing in the prospectus of Pruco Life of New Jersey Variable Appreciable Account, which is part of this Registration Statement; and (3) our reports dated February 15, 1996 relating to the financial statements of: (a) The Prudential Series Fund, Inc. appearing in Part B of this Registration Statement; (b) the Flexible Managed and Conservative Balance portfolios (two of the portfolios comprising The Prudential Series Fund, Inc.) appearing in Part B of this Registration Statement; and (c) the Diversified Bond, Equity, Flexible Managed, Conservative Balanced, Stock Index, Government Income and Global portfolios (seven of the portfolios comprising The Prudential Series Fund, Inc.) appearing in Part B of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Parsippany, New Jersey
April 25, 1997









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